UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 22, 2008
DIEBOLD, INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction	(Commission File Number)	(IRS Employer of incorporation)
Identification Number)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     As previously disclosed on December 16, 2005, five shareholder lawsuits were filed against Diebold, Incorporated (the “Company”) and certain current and former officers and directors in 2005 and 2006, alleging violations of the federal securities laws. The complaints sought unspecified compensatory damages, attorney’s fees and extraordinary equitable and/or injunctive relief. The cases were consolidated into a single proceeding in the Northern District of Ohio, captioned In re Diebold, Inc. Securities Litigation. On August 22, 2008, the court granted the Company’s motion to dismiss the consolidated cases, and entered a judgment in favor of the Company and the other defendants, dismissing the complaint with prejudice. A separate class action against the Company and certain current and former officers and directors filed by participants in the Company’s 401(k) plan, alleging breaches of duties under the Employee Retirement Income Security Act of 1974, remains outstanding.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIEBOLD, INCORPORATED

Date: September 2, 2008	By:	/s/ Kevin J. Krakora

Kevin J. Krakora
Executive Vice President and
Chief Financial Officer